News Release

U.S. Bancorp Receives Results of Comprehensive Capital Analysis and Review; Federal Reserve Did Not Object to Company’s Capital Distribution Plan

Company announces proposed quarterly common stock dividend increase of 9.8% and authorizes new $2.6 billion share repurchase program

MINNEAPOLIS, MN (June 29, 2016) — Today the Federal Reserve disclosed the results of the 2016 Comprehensive Capital Analysis and Review (“CCAR”). After a review of the Company’s submission and final results, the Federal Reserve did not object to the Company’s plan to increase its capital distributions over the next four fiscal quarters. The Federal Reserve’s CCAR disclosure included its estimate of U.S. Bancorp’s minimum capital ratios for the period from the first quarter of 2016 through the first quarter of 2018 under the supervisory severely adverse scenario and the supervisory adverse scenario, including the dividends and buybacks proposed by the Company under the more likely base case scenario.

As a result of the Federal Reserve’s non-objection to U.S. Bancorp’s plan to increase its dividend rate, the Company will recommend in July that its board of directors approve an increase to the quarterly dividend rate beginning with the third quarter dividend payable in October 2016. The Company expects to recommend a third quarter dividend of $0.28 per common share, a 9.8 percent increase over the current dividend rate. At this quarterly dividend rate, the annual dividend will be equivalent to $1.12 per common share.

Additionally, the board of directors of U.S. Bancorp has approved a four-quarter authorization to repurchase up to $2.6 billion of its outstanding stock, beginning on July 1, 2016, to replace the current five-quarter authorization, which expires on June 30, 2016. U.S. Bancorp’s common stock may be repurchased through June 2017 in the open market or in privately negotiated transactions. The acquired common shares will be held as treasury shares and may be reissued for various corporate purposes.

“We are very pleased to receive the Federal Reserve’s non-objection to our plan to increase our dividends and authorize a new share repurchase program,” said Richard K. Davis, chairman and chief executive officer of U.S. Bancorp. “Our Company’s ability to withstand extraordinarily adverse economic conditions is once again proven by the results of this year’s CCAR. Our goal is to return 60 to 80 percent of our earnings to shareholders through dividends and share buybacks, and our planned capital actions will allow us to once again achieve that goal in 2016.”

U.S. Bancorp (NYSE: USB), with $429 billion in assets as of March 31, 2016, is the parent company of U.S. Bank National Association, the fifth largest commercial bank in the United States. The Company operates 3,129 banking offices in 25 states and 4,954 ATMs and provides a comprehensive line of banking, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward looking statements contained in this press release include, among other things, anticipated U.S. Bancorp capital distributions by dividends and share repurchases. There can be no assurance that U.S. Bancorp will distribute this or any amount of capital to its shareholders in the form of dividends or share repurchases in the future.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A reversal or slowing of the current economic recovery or another severe contraction could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets, could cause credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in customer behavior and preferences; breaches in data security; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events

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Contact:

Jen Thompson, U.S. Bank Investor Relations – 612.303.0778; jen.thompson@usbank.com

Dana Ripley, U.S. Bank Corporate Communications – 612.303.3167; dana.ripley@usbank.com